As filed with the Securities and Exchange Commission on September 30, 2025

Registration No. 333-290309

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Revelation Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-3898466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4660 La Jolla Village Drive, Suite 100

San Diego, California 92122

(650) 800-3717

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Rolke

Chief Executive Officer

Revelation Biosciences, Inc.

4660 La Jolla Village Drive, Suite 100

San Diego, California 92122

(650) 800-3717

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph P. Galda

J.P. Galda & Co.

40 East Montgomery Avenue LTW 220

Ardmore, PA 19003

(215) 815-1534

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective, as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 30, 2025

PRELIMINARY PROSPECTUS

Revelation Biosciences, Inc.

13,065,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 13,065,000 shares of common stock, par value $0.001 per share, by the selling stockholders identified in this prospectus under “Selling Stockholders” (the “Selling Stockholders”) to be issued upon the exercise of common stock purchase warrants (the “Class I Common Stock Warrants”) pursuant to an inducement offer letter agreement the Company entered into with the Selling Stockholders on September 10, 2025 (the “Inducement Letter”). The Class I Common Stock Warrants are exercisable after and for five years from the date of stockholder approval at an exercise price of $2.20 per share. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares of common stock. We may, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash, in a maximum amount of up to approximately $28,743,000. We are paying however all of the fees and expenses in connection with the registration of the shares of common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “REVB.” On September 11, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.00.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference from our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including particularly the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” on page 11 and “Incorporation of Certain Information by Reference” on page 12 in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Selling Stockholders are offering the shares of common stock only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the shares of common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the shares of common stock outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares of common stock by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

When we refer to “Revelation,” “REVB,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Revelation Biosciences, Inc. and its subsidiary, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the potential impact that global health crises may have on Revelation’s suppliers, vendors, regulatory agencies, employees and the global economy as a whole; the ability of Revelation to maintain the listing of its securities on The Nasdaq Stock Market, LLC (“Nasdaq”); the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Revelation Biosciences, Inc., a Delaware corporation, and its subsidiary.

ABOUT THE COMPANY

Revelation is a clinical-stage biopharmaceutical company founded in November 2019. We are focused on the development or commercialization of products that focused on rebalancing inflammation. We are developing a pipeline of potential high-value products based on Gemini. Gemini is our proprietary formulation of phosphorylated hexaacyl disaccharide (PHAD®) an established TLR4 agonist that can stimulate the human body’s innate immune response to prevent and treat disease. The product candidates being developed by us are based on our proprietary Gemini formulation of PHAD. Our current Gemini based programs consist of: Gemini-PSI, which is being developed for the prevention of post surgical infection (PSI); Gemini-AKI, which is being developed for the prevention of acute kidney injury (AKI); and Gemini-CKD for the treatment of chronic kidney disease (CKD). In September of 2025 we announced positive results from the PRIME Phase 1b clinical study of Gemini in chronic kidney disease patients. In June of 2025 we announced positive results from our Phase 1 clinical study of Gemini in healthy volunteers. In December of 2024 we announced that the U.S. Food and Drug Administration accepted our investigational new drug application for Gemini. We plan to being a Phase 1b clinical study early next year in CKD patients.

Our common stock is listed on the Nasdaq Capital Market under the symbol “REVB”.

Our executive offices are located at 4660 La Jolla Village Drive, Suite 100, San Diego, California, 92122 and our telephone number is (650) 800-3717. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 11 and “Incorporation of Certain Information by Reference” on page 12.

SUMMARY OF THE OFFERING

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Stockholders	13,065,000 shares

Shares of Common Stock outstanding before the offering	2,339,306 shares

Shares of Common Stock outstanding after the completion of this offering, assuming the sale of all shares offered hereby	15,404,306 shares

Use of Proceeds	We will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

Market for Common Stock	Our common stock and certain existing warrants are listed on The Nasdaq Capital Market under the symbols “REVB” and “REVBW”, respectively.

Risk Factors

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 4 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

RISK FACTORS

We are a development-stage company and we have not yet generated significant revenues. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

USE OF PROCEEDS

We are not selling any securities in this prospectus. All proceeds from the resale of the shares of common stock offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the shares of common stock by the Selling Stockholders. We may receive proceeds from the cash exercise of the Class I Common Stock Warrants, which, if exercised in cash at the current exercise price with respect to all 13,065,000 shares of common stock, which are exercisable in cash, would result in gross proceeds of approximately $28,743,000 to us. Any cash proceeds from the exercise of Class I Common Stock Warrants will be used to advance our preclinical and clinical development plans, and to fund working capital and general corporate purposes using any remaining amounts.

PRIVATE PLACEMENT OF WARRANTS

On September 10, 2024, the Company entered into Inducement Letters with three holders (the “Holders”) of 13,065,000 Class H Common Stock Warrants, issued on May 29, 2025 exercisable for 4,355,000 shares of common stock with an exercise price of $2.20 per share of common stock. Pursuant to the Inducement Letters, the Holders agreed to the immediate cash exercise of their 13,065,000 Class H Common Stock Warrants to purchase an aggregate of 4,355,000 shares of the Company’s common stock at an exercise price of $2.20 per share, and the Company’s agreement to issue 13,065,000 Class I Common Stock Warrants exercisable for a total of up to 13,065,000 shares of common stock, as described below. The Company received aggregate gross proceeds of $9,581,000 from the exercise of the Class H Common Stock Warrants by the Holders.

The Class I Common Stock Warrants are exercisable after and for five years from the date of stockholder approval at an exercise price of $2.20 per share. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Company’s common stock and the exercise price.

The Class I Common Stock Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full, within one trading day of such exercise of the Class I Common Stock Warrant, for the number of shares of the Company’s common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Class I Common Stock Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Class I Common Stock Warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class I Common Stock Warrants, provided that any increase will not be effective until 61 days following notice to us.

There is no established trading market for the Class I Common Stock Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the Class I Common Stock Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Class I Common Stock Warrants will be extremely limited.

Except as otherwise provided in the Class I Common Stock Warrants or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of Class I Common Stock Warrants does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s Class I Common Stock Warrants. The Class I Common Stock Warrants provide that the holders of the Class I Common Stock Warrants have the right to participate in distributions or dividends paid on the Company’s shares of common stock.

If at any time the Class I Common Stock Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a fundamental transaction (as defined in the Class I Common Stock Warrants), a holder of Class I Common Stock Warrants will be entitled to receive, upon exercise of the Class I Common Stock Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Class I Common Stock Warrants immediately prior to the fundamental transaction. As an alternative, and at the holder’s option in the event of a fundamental transaction, exercisable at the earliest to occur of (i) the public disclosure of any change of control, (ii) the consummation of any change of control, and (iii) the holder first becoming aware of any change of control through the date that is 90 days after the public disclosure of the consummation of such change of control by the Company pursuant to a current report on Form 8-K filed with the SEC, the Company shall purchase the unexercised portion of the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value (as defined in the Class I Common Stock Warrants) of the remaining unexercised portion of the Class I Common Stock Warrants on the date of the consummation of such fundamental transaction.

The Class I Common Stock Warrants may be modified or amended or the provisions of the Class I Common Stock Warrants waived with the Company’s and the holder’s written consent.

The above disclosure contains only a brief description of the material terms of the Inducement Letter and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the form of the Inducement Letter, the form of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 15, 2025, and is incorporated herein by reference.

SELLING STOCKHOLDERS

The 13,065,000 shares of common stock being offered by the Selling Stockholders, are the shares of common stock underlining the Class I Common Stock Warrants issued by the Company to the Selling Stockholders as part of the Inducement Letter which was signed on September 10, 2025. For additional information regarding the issuance of the securities, see “Private Placement of Warrants” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except as otherwise described in the footnotes to the table below, neither the Selling Stockholders nor any of the persons that control them has had any material relationships with us or our affiliates within the past three (3) years. The number of shares and percentages of beneficial ownership set forth below are based on 2,339,306 shares of our common stock outstanding as of September 11, 2025.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholders.

The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder before this offering (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities).

The third column lists the shares of common stock being offered by this prospectus by each Selling Stockholder.

The fourth and fifth columns list the number of shares of common stock beneficially owned by each Selling Stockholder and their percentage ownership after the offering (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities), assuming the sale of all of the shares offered by each Selling Stockholder pursuant to this prospectus.

Selling Stockholder	Number of Shares Owned Before Offering(1)	Shares Offered Hereby	Number of Shares Owned After Offering(2)	Percentage of Shares Beneficially Owned After Offering (1)(2)
Armistice Capital Master Fund Ltd.(3)	116,731	4,519,998	0	0%
Hudson Bay Master Fund Ltd.(4)	116,731	4,025,001	0	0%
Sabby Volatility Warrant Master Fund, Ltd.(5)	116,731	4,520,001	0	0%

(1)
The Selling Stockholders each hold 4,519,998, 4,025,001, and 4,520,001 Class I Common Stock Warrants, respectively. The Class I Common Stock Warrants are subject to 4.99% and 9.99% beneficial ownership limitations that prohibit such holder from exercising any portion of them if, following such exercise, the holder’s ownership of our Common Stock would exceed the ownership limitation.

(2)
Assumes that all securities registered within this offering will be sold.

(3)
The securities are held by Armistice Capital Master Fund Ltd., (“Armistice Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Armistice Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)
The securities are held by Hudson Bay Master Fund Ltd., a (the “Hudson Bay Master Fund”), and may be deemed to be beneficially owned by Hudson Bay Capital Management LP, as the investment manager of the Hudson Bay Master Fund. The address of Hudson Bay Master Fund Ltd. and Hudson Bay Capital Management LP is 28 Havemeyer Place, 2nd Floor, Greenwich, Connecticut 06830.

(5)
The securities are held by Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Volatility”), Sabby Management, LLC (“Sabby Management”) and Hal Mintz, Sabby Management is the investment manager of Sabby Volatility. Hal Mintz is the Manager of Sabby Management and in such capacity has the right to vote and dispose of the securities held by Sabby Management. The address of Sabby Volatility is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The address of Sabby Management is 115 Hidden Hills Dr. Spicewood, TX 78669. The address of Hal Mintz is c/o Sabby Management, 115 Hidden Hills Dr. Spicewood, TX 78669.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use one or more of the following methods when disposing of the shares or interests therein:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
through brokers, dealers or underwriters that may act solely as agents;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•
distributions to the selling securityholders’ employees, partners, members or stockholders;
•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;
•
broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•
a combination of any such methods of disposition; and
•
any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell shares under Rule 144 or Rule 904 under the Securities Act of 1933 (the “Securities Act”), as amended, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus.

Upon being notified in writing by a Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule424(b) under the Securities Act, disclosing (i) the name of each such Selling Securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a Selling Securityholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any profits realized by such Selling Securityholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the Selling Securityholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the Selling Securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (a) the third anniversary of the effective date of the registration statement, (b) such time as all of the shares, the Class F Common Stock Warrant shares and the Class G Common Stock Warrant shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (c) such time as the shares and warrant shares become eligible for resale by non-affiliates without any volume limitations or other restrictions and without the current public information requirement pursuant to Rule 144(b)(1)(i) or any other rule of similar effect.

EXPERTS

The consolidated financial statements of Revelation Biosciences, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the validity of the securities offered pursuant to this registration statement, will be passed upon for us by J.P. Galda & Co., Ardmore, Pennsylvania.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies at the prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference room. The Securities and Exchange Commission also maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission’s web site at http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference in this prospectus the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus. Later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, including those filed after the date of the initial registration statement and prior to the effectiveness of the registration statement, until all of the shares of common stock covered by this prospectus are sold:

•
Annual Report on Form 10-K for the period ended December 31, 2024, filed with the SEC on March 6, 2025 (the “Registrant Annual Report”);
•
Quarterly Reports on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 8, 2025 and the period ended June 30, 2025, filed with the SEC on August 8, 2025;
•
The Company’s Current Reports on Form 8-K filed on January 7, 2025, January 21, 2025, January 30, 2025, February 11, 2025, February 24, 2025, March 6, 2025, March 17, 2025, May 8, 2025, May 28, 2025, June 4, 2025, June 25, 2025, July 9, 2025, August 8, 2025, September 9, 2025, and September 15, 2025; and
•
The description of the Company’s common stock contained in its registration statement on Form S-1 (Registration No. 333-287423) filed with the SEC on May 23, 2025.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, 4660 La Jolla Village Drive, Suite 100, San Diego, CA 92122 or via telephone at (650) 800-3717.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution(1).

The following are the estimated expenses of the distribution of the shares registered hereunder on Form S-3:

Registration Fee-Securities and Exchange Commission	$4,001
Accountants Fees and Expenses	$15,000
Legal Fees and Expenses	$55,000
Miscellaneous	$5,000
Total	$79,001

(1)
The amounts set forth below, except for the SEC Registration Fee, are estimated.

Item 15. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our Charter and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

• any breach of the director’s duty of loyalty to us or our stockholders;

• any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

• any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

• any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

• we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

• we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

• the rights provided in our amended and restated bylaws are not exclusive.

Our Charter and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered or will enter into, and intend to continue to enter into, separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act, as amended.

We have purchased and currently intend to maintain insurance on behalf of each and every person who is or was a director or officer of the company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16. Exhibit Index.

Exhibit

No.

Description

5.1	Opinion of J.P. Galda & Co.*
23.1	Consent of Baker Tilly US, LLP, the registrant’s independent registered public accounting firm*
23.2	Consent of J.P. Galda & Co (included in legal opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

* Filed herewith.

Item 17. Undertakings.

Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California, on September 30, 2025.

Revelation Biosciences, Inc.

By:	/s/ James Rolke
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Chester S. Zygmont, III, and each of them singly, his true and lawful attorney-in-fact and agent, for him or her, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same and all exhibits thereto and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

By:	/s/ James Rolke
Chief Executive Officer, Chairman and Director
By:	/s/ Chester S. Zygmont, III
Chief Financial Officer and Principal Accounting Officer
By:	Jennifer Carver*
Director
By:	Jess Roper*
Director
By:	Lakhmir Chawla *
Director

*	By: /s/ Chester S. Zygmont III, Attorney-in Fact